Exhibit 99.1

Bumble Inc. Announces Third Quarter 2025 Results

Total Revenue Decreased 10% to $246 Million
Bumble App Revenue Decreased 10% to $199 Million

AUSTIN, Texas, November 5, 2025 - Bumble Inc. (NASDAQ: BMBL) today reported financial results for the third quarter ended September 30, 2025.
“In the third quarter, we executed with pace and focus, delivering better than expected financial results, launching significant product updates, and introducing our refreshed brand narrative,” said Whitney Wolfe Herd, Founder & CEO of Bumble Inc. “We are transforming Bumble with a focus on improving member base quality, driving healthy engagement and better outcomes, and embedding innovation and AI into our platform and operations. At the center of all of this work is our unwavering focus on being the place women choose for dating and love.”

Third Quarter 2025 Financial and Operational Highlights:
(All comparisons relative to the Third Quarter 2024)
•Total Revenue decreased 10.0% to $246.2 million, compared to $273.6 million.
oBumble App Revenue decreased 9.7% to $198.8 million, compared to $220.2 million.
oBadoo App and Other Revenue decreased 11.3% to $47.4 million, compared to $53.4 million.
•Total Paying Users decreased 16.0% to 3.6 million, compared to 4.3 million.
•Total Average Revenue per Paying User ("ARPPU") increased 6.9% to $22.64, compared to $21.17.
•Net earnings were $51.6 million, or 21.0% of revenue, compared to net loss of $849.3 million, or (310.4)% of revenue, which included $892.2 million of non-cash impairment charges.
•Adjusted EBITDA was $83.1 million, or 33.7% of revenue, compared to $82.6 million, or 30.2% of revenue.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

“We are executing with discipline as we make progress in our transformation,” said Kevin Cook, CFO of Bumble Inc. “Our third quarter financial results reflect the steps we are taking to align our organization with our product and technology focus, market more strategically, and improve the health of our ecosystem. While we expect our member base improvement work to create near-term headwinds to revenue and paying user metrics, we are prioritizing profitability and financial flexibility as we invest in innovation to drive sustainable long-term growth.”
Key Operating Metrics:

The following metrics were calculated excluding paying users of and revenue generated from Official, advertising, partnerships and affiliates. Although Bumble For Friends app was relaunched as BFF in September 2025, the Company continues to generate revenue from the legacy Bumble For Friends app. As of September 30, 2025, BFF app has not generated any revenue and therefore is excluded from our key operating metrics. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024
Bumble App Paying Users	2,344.1	2,869.3
Badoo App and Other Paying Users	1,230.8	1,386.2
Total Paying Users	3,574.9	4,255.5
Bumble App Average Revenue per Paying User	$28.27	$25.58
Badoo App and Other Average Revenue per Paying User	$11.91	$12.03
Total Average Revenue per Paying User	$22.64	$21.17

Balance Sheet:

As of September 30, 2025, total cash and cash equivalents were $307.9 million and total debt was $589.4 million.

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth, which is growth in GAAP net earnings (loss) as a percentage of revenue, has not been provided for the outlook included herein, as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Bumble anticipates the following results for the fourth quarter ending December 31, 2025:

Fourth Quarter 2025:
•Total Revenue in the range of $216 million to $224 million, which includes:
oBumble App Revenue of $176 million to $182 million.
•Adjusted EBITDA of $61 million to $65 million.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Additional Disclosure

In a Form 8-K filed today with the Securities and Exchange Commission, the Company reported that it has reached an agreement for an early termination and settlement of the Tax Receivable Agreement (“TRA”), for an aggregate price of approximately $186 million (the “TRA Buyout”).

The transaction price represents a discount of more than 50% to the carrying value of the TRA liability on the Company's balance sheet. The agreement was negotiated with Blackstone through a process led by a Special Committee comprised of independent directors of the Company's Board formed specifically to evaluate and negotiate this transaction. Bumble Founder and CEO Whitney Wolfe Herd and all other TRA parties will also participate in the early settlement transaction.

The Special Committee, with the assistance of independent financial and legal advisors, determined that the transaction is in the best interests of the Company and its shareholders for several reasons:

•Balance Sheet Deleveraging: The transaction materially reduces the Company's long-term contractual obligations at a settlement amount favorable to the Company.

•Enhanced Cash Flow Profile: The transaction eliminates the obligation to make annual TRA payments on all outstanding TRA rights, thereby improving the Company's cash flow profile. The resulting cash flow savings will strengthen the Company’s balance sheet and enable accelerated reinvestment into strategic priorities and key growth initiatives, including the Company's product innovation roadmap, advancements in AI and machine learning capabilities, and user safety features that the Company believes are essential to driving sustainable growth and competitive differentiation.

•Strategic Flexibility: The elimination of all TRA obligations materially reduces the Company's exposure to certain structural complexities and contractual provisions, thereby enhancing the Company’s strategic and financial flexibility for future value creation opportunities.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its third quarter 2025 financial results at 4:30 p.m. Eastern Time today, November 5, 2025. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

As used in this press release, unless otherwise noted or the context requires otherwise, the following terms have the following meanings. Our key metrics (Bumble App Paying Users, Badoo App and Other Paying Users, Total Paying Users, Bumble App Average Revenue per Paying User, Badoo App and Other Average Revenue per Paying User, and Total Average Revenue per Paying User) were calculated excluding paying users of and revenue generated from Official, advertising, partnerships and affiliates. Although Bumble For Friends app was relaunched as BFF in September 2025, we continue to generate revenue from the legacy Bumble For Friends app. As of September 30, 2025, BFF app has not generated any revenue and therefore is excluded from our key operating metrics.

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a member that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.
Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.
Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.
Badoo App and Other Paying User is a member that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month, or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.
Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures
We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and costs associated with restructuring, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysts, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and restructuring costs.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, our financial performance, our industry and our business and other non-historical statements, including without limitation statements related to our strategic plans and initiatives (including our revenue strategy, marketing approach, innovations across AI, product and technology and our other investments), statements related to our ability to unlock long-term value and the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipate(s),” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•our ability to retain existing members or attract new members and to convert members to paying users (including as a result of shifts in strategy)
•competition and changes in the competitive landscape of our market

•our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•our ability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture, including as such factors may be impacted by our global workforce reductions and efforts to restructure our operations
•our ability to maintain the value and reputation of our brands
•risks relating to changes to our existing brands and products, or the introduction or acquisition of new brands or products
•risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•challenges with properly managing the use of artificial intelligence
•our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•our substantial indebtedness
•affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•the outsized voting rights of Blackstone and our Founder
•the risk that the costs and charges related to our global workforce reductions and restructuring of our operations may be greater than anticipated or incurred in different periods than anticipated
•the risk that our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated
•the risk that we may experience impairments to our goodwill and intangible assets as a result of a number of factors, some of which are beyond our control
•risks relating to the TRA Buyout, including the significant transaction costs to be paid in connection with the TRA Buyout and its impact on our financial condition, legal proceedings that may arise as a result of the TRA Buyout and changes in applicable laws or fluctuations in our taxable income that could impact our ability to realize the anticipated benefits from the TRA Buyout
•risks relating to the market price volatility of our Class A common stock, which could limit our ability to make acquisitions and retain key personnel and employees, and result in dilution if our stock-based compensation programs issue increased numbers of shares because of a depressed stock price or could result in increased cash compensation expense in the event that we shift the mix of incentive compensation in favor of cash-based awards over equity-based awards
•changes in business or macroeconomic conditions, including the impact of lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events (such as trade wars), political unrest, armed conflicts, including conflicts in Eastern Europe and the Middle East, widespread health emergencies or pandemics and measures taken in response, extreme weather events or natural disasters
•foreign currency exchange rate fluctuations

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2025, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo and BFF. Bumble brings people closer to love by enabling them to build healthy relationships. Founded in 2014 by Whitney Wolfe Herd, who serves as CEO, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date) and friendship (Bumble For Friends). Badoo, founded in 2006, was one of the pioneers of web and mobile dating products. BFF is a friendship app for friend-finding, group connections and community-building.
Investor Contact
ir@team.bumble.com

Media Contact
press@team.bumble.com

Bumble Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$307,883	$204,319
Accounts receivable (net of allowance of $125 and $103, respectively)	92,502	99,687
Other current assets	36,961	38,236
Total current assets	437,346	342,242
Right-of-use assets	9,897	11,232
Property and equipment (net of accumulated depreciation of $27,631 and $21,811, respectively)	7,247	8,495
Goodwill	1,129,007	1,386,229
Intangible assets, net	587,656	748,906
Deferred tax assets, net	14,190	16,300
Other noncurrent assets	7,509	11,483
Total assets	$2,192,852	$2,524,887
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$3,708	$6,609
Deferred revenue	38,911	43,411
Accrued expenses and other current liabilities	74,813	82,800
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	123,182	138,570
Long-term debt, net	583,602	611,346
Deferred tax liabilities, net	172	777
Payable to related parties pursuant to a tax receivable agreement	419,093	400,926
Other long-term liabilities	29,763	24,214
Total liabilities	1,155,812	1,175,833
Commitments and contingencies
Shareholders’ equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 112,694,333 shares issued and outstanding as of September 30, 2025; 107,107,632 shares issued and outstanding as of December 31, 2024)	1,127	1,071
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	—	—
Additional paid-in capital	1,441,020	1,453,483
Accumulated deficit	(904,054)	(701,092)
Accumulated other comprehensive income	137,369	71,073
Total Bumble Inc. shareholders’ equity	675,462	824,535
Noncontrolling interests	361,578	524,519
Total shareholders’ equity	1,037,040	1,349,054
Total liabilities and shareholders’ equity	$2,192,852	$2,524,887

Bumble Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Revenue	$246,163	$273,605	$741,493	$809,995
Operating costs and expenses:
Cost of revenue	69,219	79,552	216,910	240,882
Selling and marketing expense	32,760	63,549	124,586	194,728
General and administrative expense	46,270	33,251	104,060	90,436
Product development expense	29,614	24,880	96,628	76,602
Depreciation and amortization expense	4,642	18,312	20,858	52,542
Impairment loss	—	892,248	408,486	892,248
Total operating costs and expenses	182,505	1,111,792	971,528	1,547,438
Operating earnings (loss)	63,658	(838,187)	(230,035)	(737,443)
Interest expense, net	(10,641)	(9,809)	(32,949)	(27,809)
Other income (expense), net	8,128	2,898	(10,546)	3,815
Income (loss) before income taxes	61,145	(845,098)	(273,530)	(761,437)
Income tax provision	(9,500)	(4,161)	(21,977)	(16,263)
Net earnings (loss)	51,645	(849,259)	(295,507)	(777,700)
Net earnings (loss) attributable to noncontrolling interests	14,307	(236,060)	(92,545)	(216,513)
Net earnings (loss) attributable to Bumble Inc. shareholders	$37,338	$(613,199)	$(202,962)	$(561,187)
Net earnings (loss) per share attributable to Bumble Inc. shareholders
Basic earnings (loss) per share	$0.34	$(5.11)	$(1.97)	$(4.53)
Diluted earnings (loss) per share	$0.33	$(5.11)	$(1.97)	$(4.53)

Bumble Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Cash flows from operating activities:
Net earnings (loss)	$51,645	$(849,259)	$(295,507)	$(777,700)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Impairment loss	—	892,248	408,486	892,248
Depreciation and amortization expense	4,642	18,312	20,858	52,542
Changes in fair value of interest rate swaps	638	8,687	4,508	6,995
Changes in fair value of contingent earn-out liability	(1,596)	(2,689)	(2,177)	(22,032)
Non-cash lease expense	806	815	2,430	2,598
Tax receivable agreement liability remeasurement expense	(186)	721	700	951
Deferred income tax	948	(1,172)	2,832	314
Stock-based compensation expense	11,610	10,158	21,597	12,273
Net foreign exchange difference	(12,767)	7,357	12,868	8,015
Other, net	3,603	(13,196)	5,167	(15,655)
Changes in assets and liabilities:
Accounts receivable	7,703	(1,400)	6,049	1,262
Other current assets	3,539	2,286	3,416	(1,659)
Accounts payable	(5,084)	1,098	(2,911)	2,258
Deferred revenue	(2,529)	(1,373)	(4,500)	(3,420)
Legal liabilities	(25)	(816)	400	(26,044)
Lease liabilities	(985)	(276)	(2,896)	(1,028)
Accrued expenses and other current liabilities	11,083	21,345	2,436	(3,652)
Other, net	3,774	648	7,544	573
Net cash provided by operating activities	76,819	93,494	191,300	128,839
Cash flows from investing activities:
Capital expenditures	(3,025)	(1,619)	(8,945)	(6,150)
Acquisition of intangible assets	—	(17,435)	—	(17,435)
Net cash used in investing activities	(3,025)	(19,054)	(8,945)	(23,585)
Cash flows from financing activities:
Repayment of term loan	(26,437)	(1,438)	(29,312)	(4,313)
Distributions paid to noncontrolling interest holders	—	(2,259)	(5,194)	(7,877)
Share repurchases	—	(89,735)	(28,682)	(151,843)
Purchase of Common Units	—	(29)	—	(22,184)
Withholding tax paid on behalf of employees on stock-based awards	(2,053)	(1,343)	(7,789)	(9,590)
Payments on tax receivable agreement	—	(11,942)	(8,917)	(11,942)
Net cash used in financing activities	(28,490)	(106,746)	(79,894)	(207,749)
Effects of exchange rate changes on cash and cash equivalents	269	(2,660)	1,743	(1,443)
Net increase (decrease) in cash and cash equivalents and restricted cash	45,573	(34,966)	104,204	(103,938)
Cash and cash equivalents and restricted cash, beginning of the period	265,693	290,230	207,062	359,202
Cash and cash equivalents and restricted cash, end of the period	311,266	255,264	311,266	255,264
Less restricted cash	(3,383)	(3,207)	(3,383)	(3,207)
Cash and cash equivalents, end of the period	$307,883	$252,057	$307,883	$252,057

Bumble Inc.
Reconciliation of GAAP to NON-GAAP Financial Measures
(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Net earnings (loss)	$51,645	$(849,259)	$(295,507)	$(777,700)
Add back:
Income tax provision	9,500	4,161	21,977	16,263
Interest and derivative (gains) losses, net(1)	10,641	18,496	32,949	34,804
Depreciation and amortization expense	4,642	18,312	20,858	52,542
Stock-based compensation expense	11,610	10,158	21,597	12,273
Employer costs related to stock-based compensation(2)	364	441	1,553	2,390
Litigation costs, net of insurance reimbursements(3)	2,870	959	4,955	9,695
Foreign exchange (gain) loss(4)	(7,667)	(12,143)	10,387	(11,515)
Restructuring costs(5)	1,191	582	14,579	20,355
Transaction and other costs(6)	59	583	1,644	1,297
Changes in fair value of contingent earn-out liability	(1,596)	(2,689)	(2,177)	(22,032)
Changes in fair value of investments in equity securities	—	(20)	58	26
Tax receivable agreement liability remeasurement expense(7)	(186)	721	700	951
Impairment loss(8)	—	892,248	408,486	892,248
Adjusted EBITDA	$83,073	$82,550	$242,059	$231,597
Net earnings (loss) margin	21.0%	(310.4)%	(39.9)%	(96.0)%
Adjusted EBITDA margin	33.7%	30.2%	32.6%	28.6%

Net cash provided by operating activities	$76,819	$93,494	$191,300	$128,839
Less:
Capital expenditures	(3,025)	(1,619)	(8,945)	(6,150)
Free cash flow	$73,794	$91,875	$182,355	$122,689
Operating cash flow conversion	148.7%	*	*	*
Free cash flow conversion	88.8%	111.3%	75.3%	53.0%
*Not meaningful
(1)Includes interest income received on money market funds and interest rate swaps, fair value changes in interest rate swaps, and interest expense incurred in connection with our long-term debt.
(2)Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(3)Represents certain litigation costs, net of insurance proceeds, associated with pending litigations or settlements of litigation that arise outside of the ordinary course of business.
(4)Represents foreign exchange (gain) loss due to foreign currency transactions.
(5)Represents costs associated with discontinuing the operations of the Fruitz and Official apps and the 2025 and 2024 Restructuring Plans, such as severance, benefits and other related costs.
(6)Represents transaction and other costs primarily related to acquisitions and divestiture of business.
(7)Represents recognized adjustments to the tax receivable agreement liability.
(8)Represents impairment charges to the Official asset group in the first quarter of 2025, and to indefinite lived-intangible assets, goodwill and Fruitz asset held for sale in the second quarter of 2025.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Cost of revenue	$(135)	$45	$213	$364
Selling and marketing expense	719	490	470	(2,328)
General and administrative expense	6,357	7,781	5,970	14,167
Product development expense	4,669	1,842	14,944	70
Total stock-based compensation expense	$11,610	$10,158	$21,597	$12,273

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Cost of revenue GAAP	$69,219	$79,552	$216,910	$240,882
Stock-based compensation expense	135	(45)	(213)	(364)
Employer costs related to stock-based compensation	(11)	(19)	(50)	(113)
Restructuring costs	125	35	(869)	(971)
Transaction and other costs	—	(279)	(434)	(423)
Cost of revenue non-GAAP	$69,468	$79,244	$215,344	$239,011

(In thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Selling and marketing expense GAAP	$32,760	$63,549	$124,586	$194,728
Stock-based compensation expense	(719)	(490)	(470)	2,328
Employer costs related to stock-based compensation	(14)	(25)	(69)	(229)
Restructuring costs	(349)	3	(2,374)	(3,244)
Selling and marketing expense non-GAAP	$31,678	$63,037	$121,673	$193,583

(In thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
General and administrative expense GAAP	$46,270	$33,251	$104,060	$90,436
Changes in fair value of contingent earn-out liability	1,596	2,689	2,177	22,032
Litigation costs, net of insurance proceeds	(2,870)	(959)	(4,955)	(9,695)
Stock-based compensation expense	(6,357)	(7,781)	(5,970)	(14,167)
Employer costs related to stock-based compensation	(110)	(208)	(409)	(819)
Restructuring costs	(1,266)	(22)	(4,695)	(6,094)
Transaction and other costs	(8)	44	(253)	(526)
General and administrative expense non-GAAP	$37,255	$27,014	$89,955	$81,167

(In thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Product development expense GAAP	$29,614	$24,880	$96,628	$76,602
Stock-based compensation expense	(4,669)	(1,842)	(14,944)	(70)
Employer costs related to stock-based compensation	(229)	(189)	(1,025)	(1,229)
Restructuring costs	299	(598)	(6,641)	(10,046)
Transaction and other costs	(61)	(348)	(967)	(348)
Product development expense non-GAAP	$24,954	$21,903	$73,051	$64,909

(In thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Total operating costs and expenses GAAP	$182,505	$1,111,792	$971,528	$1,547,438
Impairment loss	—	(892,248)	(408,486)	(892,248)
Depreciation and amortization expense	(4,642)	(18,312)	(20,858)	(52,542)
Changes in fair value of contingent earn-out liability	1,596	2,689	2,177	22,032
Litigation costs, net of insurance proceeds	(2,870)	(959)	(4,955)	(9,695)
Stock-based compensation expense	(11,610)	(10,158)	(21,597)	(12,273)
Employer costs related to stock-based compensation	(364)	(441)	(1,553)	(2,390)
Restructuring costs	(1,191)	(582)	(14,579)	(20,355)
Transaction and other costs	(69)	(583)	(1,654)	(1,297)
Total operating costs and expenses non-GAAP	$163,355	$191,198	$500,023	$578,670